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                                                                  Exhibit 23



                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34642) pertaining to the Amended and Restated Advanced Lighting Technologies, Inc. 1995 Incentive Award Plan, in the Registration Statement (Form S-8 No. 333-22159) pertaining to the Advanced Lighting Technologies, Inc. Employee Stock Purchase Plan, in the Registration Statements (Form S-8 No. 333-45689 and 333-69641) pertaining to the Amended and Restated Advanced Lighting Technologies, Inc. 1998 Incentive Award Plan, in the Registration Statement (Form S-8 No. 333-45695) pertaining to the Advanced Lighting Technologies, Inc. 1997 Billion Dollar Market Capitalization Incentive Award Plan, in the Registration Statement (Form S-4 No. 333-58609) pertaining to the Company's 8% Senior Notes due 2008, in the Registration Statement (Form S-3 No. 333-58613) pertaining to the Company's securities and securities of ADLT Trust I and in the Registration Statement (Form S-4 No. 333-58621) pertaining to the Company's securities of our report dated September 28, 1998 (except Note U, as to which the date is March 15, 1999), with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc. included in this Annual Report (Form 10-K/A) for the year ended June 30, 1998.


                                                /s/ Ernst & Young LLP



Cleveland, Ohio
March 15, 1999